EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor Relations

Rob Graham

Microtune, Inc.

972-673-1850

investor@microtune.com

MICROTUNE ANNOUNCES FIRST QUARTER 2005 RESULTS

Plano, TX, April 28, 2005 – Microtune®, Inc. (NASDAQ:TUNE) announced today financial results for first quarter of 2005, which ended March 31, 2005.

FINANCIAL RESULTS SUMMARY

Microtune’s net revenue for the first quarter of 2005 was $12.2 million, up 10% versus the first quarter of 2004. One customer and a contract manufacturer, on behalf of two end-customers, accounted for approximately 26% and 11% of the quarter’s net revenues, respectively. The Company’s net loss during the first quarter of 2005 was $2.0 million, or $0.04 per share, versus a net loss of approximately $8.7 million, or $0.17 per share, during the first quarter of 2004.

RECENT COMPANY HIGHLIGHTS

During the quarter, Microtune launched two new Reference Designs. One was a highly sophisticated, triple-tuner solution for high-performance multifunctional set-top boxes; the other was a low-cost platform targeted for set-top boxes in China based on the digital video broadcast–cable (DVB-C) standard. The designs, spanning the spectrum from very high-end analog/digital performance to very low-power, cost-optimized digital solutions, permit manufacturers to rapidly develop consumer cable equipment using Microtune’s advanced radio frequency (RF) silicon technologies.

The Triple Tuner Reference Design, deploying two MicroTuner™ MT2121 tuners and one MT2060 tuner, is engineered to deliver the smallest form-factor, lowest-power, and highest-performance RF front end for multi-tuner applications in the cable industry. The DVB-C Reference Design, featuring a MT2060 tuner and demodulator from ST Microelectronics, is designed to reduce the footprint, cost and development time in bringing new DVB-C set-top boxes to mainstream markets.

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During this month, Microtune participated with wireless industry leaders in a press announcement that endorsed the digital video broadcast-handheld (DVB-H) standard for providing an open standards environment in delivering mobile broadcast TV to the U.S., European, certain Asian and other marketplaces. The announcement reflects the company’s strategy for extending its single-chip TV tuner technology to an emerging new class of small handheld devices.

Microtune also shipped its 15-millionth single-chip tuner during the quarter. This milestone indicates that the Company, the first to introduce a single-chip silicon tuner, continued to solidify its position as the leading RF silicon tuner supplier to the broadband and consumer electronics markets. The Company believes that it has shipped more silicon TV tuners than all of its competitors combined.

During the quarter, Microtune also announced that the company received final court approval for the settlement of its consolidated securities class action litigation and its consolidated shareholder derivative litigation. Microtune believes that the net effect of: 1) its portion of the securities class action settlement payment and plaintiffs’ attorneys’ fees and expenses associated with the shareholder derivative litigation, and 2) the defense costs reimbursement from its insurance carriers will have an insignificant impact on the Company’s cash reserves. Both settlements are subject to appeal for thirty days from the date of final court approval.

FINANCIAL OUTLOOK

“In our February 28, 2005 press release and conference call,” said James A. Fontaine, Microtune’s President and CEO, “I mentioned that I believed that our net revenue would bottom with the first quarter of 2005 and that I was optimistic that net revenue growth would resume thereafter. While market conditions have been challenging, I am satisfied with our first quarter results, which met our expectations. We are now seeing both increased visibility and stabilization of lead time with our customers and are looking for net revenue during the second quarter of 2005 in the range of $12.5M.”

“We are confident in our RF technology leadership, and this confidence, when combined with our conservative approach to managing our operations and our dedication to performance execution, gives us an optimistic outlook for our longer-term growth prospects.”

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CONFERENCE CALL

The Company will hold a conference call on April 28, 2005, at 4:00 P.M. Central Time/5:00 P.M. Eastern Time to discuss its first quarter results and its outlook for the future. Interested parties may listen to the conference call via the Internet by accessing Microtune’s website or by calling 1-517-308-9005 (pass code: earnings). A replay will be available through May 12, 2005, by calling 1-203-369-1503 or on the Company’s website at www.microtune.com.

ABOUT MICROTUNE

Microtune, Inc. is a silicon and subsystems company that designs and markets radio frequency (RF)-based solutions for the worldwide broadband communications and transportation electronics markets. Inventors of the MicroTuner(TM) single-chip broadband tuner, Microtune offers a portfolio of advanced tuner, amplifier, upconverter and transceiver products that enable the delivery of information and entertainment across new classes of consumer electronics devices. The Company currently holds more than 40 U.S. patents for its technology. Founded in 1996, Microtune is headquartered in Plano, Texas, with key design and sales centers located around the world. The website is www.microtune.com.

REFERENCE DESIGN ANNOUNCEMENTS

It is not unusual for Microtune to announce reference designs, as referenced in this release, and the announcement of these reference designs, or any other reference design, should not be viewed as an indicator of Microtune revenues for any current or future reporting period.

MICROTUNE FORWARD-LOOKING STATEMENTS

All statements in this press release other than statements of historical fact are forward-looking statements that are subject to risks and uncertainties that could cause such statements to differ materially from actual future events or results. Such forward-looking statements are generally, but not necessarily, accompanied by words such as “plan,” “if,” “estimate,” “expect,” “believe,” “could,” “would,” “anticipate,” “may,” or other words that convey uncertainty of future events or outcomes. These forward-looking statements and other statements made elsewhere in this release are made in reliance on the Private Securities Litigation Reform Act of 1995. Factors which could cause actual results to differ include the Company’s ability to introduce new products, achieve design wins, forecast revenue and manage inventory levels, control and budget expenses, protect its proprietary technology and intellectual property, and successfully prosecute and defend the various lawsuits, any one of which may cause the Company’s financial results to fluctuate. The forward-looking statements in this release and in the related conference call for analysts and investors speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason. Readers are referred to our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings which discuss the foregoing factors as well as other important risk factors that could affect our business, results of operations and financial condition.

EDITOR’S NOTE: Microtune is a registered trademark and MicroTuner, MicroStreamer and VideoCaster are trademarks of Microtune, Inc. All other company and/or product names may be trade names, trademarks and/or registered trademarks of the respective owners with which they are associated.

Copyright	© 2005 Microtune, Inc. All rights reserved.

Microtune, Inc.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31, 2005	December 31, 2004
Assets
Current assets:
Cash and cash equivalents	$12,568	$34,515
Short-term investments	61,953	44,460
Accounts receivable, net	6,242	5,738
Inventories	6,220	7,095
Other current assets	1,362	1,607

Total current assets	88,345	93,415

Property and equipment, net	5,293	5,536
Long-term investments	3,561	3,587
Intangible assets, net	1,334	2,008
Other assets and deferred charges	2,050	209

Total assets	$100,583	$104,755

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,216	$5,498
Accrued compensation	1,438	1,557
Accrued expenses	2,198	3,009
Deferred revenue	—	17

Total current liabilities	7,852	10,081

Other noncurrent liabilities	30	29
Commitments and contingencies

Stockholders’ equity	92,701	94,645

Total liabilities and stockholders’ equity	$100,583	$104,755

Microtune, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2005	2004
Net revenue	$12,181	$11,039
Cost of revenue	5,815	5,923

Gross margin	6,366	5,116
Operating expenses:
Research and development:
Stock option compensation	16	178
Other	3,987	3,384

	4,003	3,562
Selling, general and administrative:
Stock option compensation	2	80
Other	4,100	8,243

	4,102	8,323
Restructuring	—	111
Amortization of intangible assets	674	1,066

Total operating expenses	8,779	13,062

Loss from operations	(2,413)	(7,946)
Other income (expense):
Interest income	505	215
Foreign currency gains (losses), net	(110)	(1,208)
Other	56	309

Loss before provision for income taxes	(1,962)	(8,630)
Income tax expense	43	100

Net loss	$(2,005)	$(8,730)

Basic and diluted loss per common share	$(0.04)	$(0.17)

Weighted-average shares used in computing basic and diluted loss per common share	51,977	51,399

Microtune, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2005	2004
Operating activities:
Net loss	$(2,005)	$(8,730)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation	514	662
Amortization of intangible assets	674	1,066
Non-cash restructuring costs	—	(2)
Foreign currency (gains) losses, net	110	1,208
Stock option compensation	18	258
Gain on sale of property and equipment	(49)	(264)
Changes in operating assets and liabilities:
Accounts receivable, net	(504)	(770)
Inventories	875	942
Other assets	(1,596)	728
Accounts payable	(1,282)	(2,402)
Accrued expenses	(828)	(1,081)
Accrued compensation	(119)	153
Other liabilities	1	(2)

Net cash used in operating activities	(4,191)	(8,234)
Investing activities:
Purchases of property and equipment	(273)	(72)
Proceeds from sale of assets	51	317
Proceeds from sale of available-for-sale investments	7,500	9,000
Purchase of available-for-sale investments	(25,000)	—
Acquisition of intangible assets	—	(47)

Net cash provided by (used in) investing activities	(17,722)	9,198
Financing activities:
Proceeds from issuance of common stock	76	263
Loans receivable from stockholders	—	25
Other, net	—	(5)

Net cash provided by financing activities	76	283
Effect of foreign currency exchange rate changes on cash	(110)	(1,208)

Net increase (decrease) in cash and cash equivalents	(21,947)	39
Cash and cash equivalents at beginning of period	34,515	22,637

Cash and cash equivalents at end of period	$12,568	$22,676